SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2010

Compuware Corporation
(Exact name of registrant as specified in its charter)

Michigan
(State or other jurisdiction of incorporation)

000-20900	38-2007430

(Commission File Number)	(IRS Employer Identification No.)

One Campus Martius, Detroit, MI 48226-5099
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (313)227-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events.

On September 17, 2010, Compuware Corporation (the “Company”) acquired the technology assets of DocSite, LLC to augment its Covisint line of business.  DocSite is a Delaware limited liability company that has developed a clinical decision support and quality performance management product.  The Company paid a cash purchase price of $15 million, plus certain assumed liabilities.  In addition, the Company may pay up to an additional $1 million in contingent consideration.

A copy of the Asset Purchase Agreement is attached to this Current Report as Exhibit 2.8 and is incorporated herein by reference.  The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.  The exhibits and schedules to the Asset Purchase Agreement have been omitted from the attached Exhibit 2.8.  The Company shall furnish supplementally a copy of any omitted schedule or exhibit to the Securities Exchange Commission upon request.

The Asset Purchase Agreement contains a number of representations and warranties which the Company and DocSite have made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. These disclosure schedules contain non-public information. While the Company does not believe that this non-public information is required to be publicly disclosed under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the Asset Purchase Agreement. In addition, these representations and warranties were made as of the date of the Asset Purchase Agreement. Information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement. Moreover, representations and warranties are frequently utilized in acquisition agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about the Company and DocSite.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.8           Asset Purchase Agreement between Compuware Corporation and DocSite LLC, dated as of September 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 2010	COMPUWARE CORPORATION

	By:	/s/ Laura L. Fournier

Laura L. Fournier
Executive Vice President and
Chief Financial Officer